 As filed with the Securities and Exchange Commission on January 15, 1999
                           Commission File Number
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               FORM SB-2/A
                               Amendment 3
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            Makepeace Capital Corp.

     Texas                        6148                 84-1472120
(State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdictions         Classification Code Number)  Identification number)
of incorporation
or organization
                      1660 South Albion Street, #723
                         Denver, Colorado 80222
                         Telephone:  303-753-6512
       (Address and telephone number of registrant's principal executive offices and principal place of business.)

                          CT Corporation System
                         350 North St. Paul Street
                            Dallas, Texas 75201
                             (800) 759-8549
         (Name, address and telephone number of agent for service.)

                           with copies to:
                           Jody M. Walker
                           Attorney At Law
                        7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock
 $.001 par value      750,000       $5.00         $3,750,000      $1,171.88
A Warrants            750,000        $.10(3)        $ 75,000         $23.44
Common Stock(1)       750,000       $5.00         $3,750,000      $1,171.88
Common Stock(2)       136,204       $5.00           $682,140        $213.17
A Warrants            953,428        $.10(3)         $95,343         $29.79
Common Stock(4)       953,428       $5.00         $4,767,140      $1,489.73
Common Stock(5)       210,000       $5.00         $1,050,000         328.13
Common Stock(6)       275,000       $5.00         $1,375,000         429.69
A Warrants(7)         210,000        $.10(3)         $21,000           6.56
                    4,988,060                    $15,565,632      $4,864.27

(1)Represents Common Stock underlying the A Warrants comprised in the B Units being sold in this offering.
(2)Represents Common Stock to be registered for distribution to shareholders of Lorain Capital Corp. and American Prepaid Legal Services as of June 30, 1998.
(3)Arbitrary value solely for purposes of computing the registration fee
(4)Represents Common Stock underlying the A Warrants being distributed to shareholders of Lorain Capital Corp. and American Prepaid Legal Services as of June 30, 1998.
(5)Represents Common Stock to be registered on behalf of Selling
Security Holders.
(6)Represents Common Stock underlying A Warrants to be registered on behalf of Selling Security Holders.
(7)Represents A Warrants being registered on behalf of a selling shareholder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED JANUARY 15, 1999
                          SUBJECT TO COMPLETION

                Up to a Maximum of 750,000 B Units (Comprised
                 of an aggregate of 750,000 Common Shares
                        and 750,000 A Warrants)
                         750,000 Common Shares
                        underlying the A Warrants
              136,204 Common Shares, 953,428 A Warrants,
                 and 953,428 Common Shares underlying the A
                 Warrants to be distributed to Shareholders of Lorain Capital Corp. and American Prepaid Legal Services, Inc.
       210,000 Common Shares, 210,000 A Warrants and 275,000 Common share underlying A Warrants being registered on behalf of Selling Security Holders

                          Makepeace Capital Corp.

The Company is offering up to a maximum of 750,000 B Units at the purchase price of $5.00 per B Unit. Each B Unit is comprised of One Common Share and
One A Warrant.   Each A Warrant is exercisable into one Common Share of the
Company at the purchase price of $5.00. The A Warrants shall be exercisable for a period of four years upon registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice. There is no minimum investment and no minimum offering amount.

As more fully set forth herein, pursuant to arms length negotiations relating to the prior change in control of the Company, Lorain Capital Corp., an unaffiliated Nevada corporation ("Lorain") proposes to distribute (the "Distribution") as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on June 30, 1998 (the "Record Date"), one Common Share of the Company and seven A Warrants for each one share of Lorain common stock, par value $.001 per share (the "Lorain Common Stock"), held by each Lorain
shareholder on the Record Date.   This distribution was agreed to based on
arms length negotiations between the principal shareholders of Lorain and the Company regarding the purchase of controlling interest of the Company.
Lorain will distribute 85,348 Common Shares and 597,436 A Warrants of the Company owned by Lorain, which represents 2.39% of the Company's outstanding
common shares on the Record Date.   The Distribution will be made by Lorain
without the payment of any consideration by its shareholders.   See "The
Distribution."   The expenses of the Distribution (along with the
distribution below) are estimated to be $9,573 and are to be paid by the Company.

As more fully set forth herein, pursuant to arms length negotiations relating to the prior change in control of the Company, American Prepaid Legal Services, an unaffiliated Colorado corporation ("Prepaid") proposes to distribute (the "Distribution") as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on June 30, 1998 (the "Record Date"), one Common share and seven A Warrants for each 19.6 shares of Prepaid common stock, par value $.001 per share (the "Prepaid Common Stock"), held by each Prepaid shareholder on the Record Date. This distribution was agreed to based on arms length negotiations between the principal shareholders of Prepaid and the Company regarding the purchase of controlling interest of the Company. Prepaid will distribute 50,856 Common Shares and 355,992 A Warrants of the Company owned by Lorain, which represents 1.42% of the Company's
outstanding common shares on the Record Date.   The Distribution will be made
by Prepaid without the payment of any consideration by its shareholders.
See "The Distribution."   The expenses of the Distribution (along with the
distribution to Lorain) are estimated to be $9,573 and are to be paid by the Company.

On behalf of Selling Security Holders, the Company is also registering 210,000 Common Shares, 210,000 A Warrants and 275,000 Common Shares underlying A Warrants. The Company will not receive any cash or other proceeds in connection with the subsequent sale. Current officers and directors have ageed not to sell their Common Shares until the Company's
offer is fully subscribed or terminated.   The Company is not selling any
Common Shares on behalf of Selling Security Holders and has no control or
affect on these Selling Security Holders.   Unaffiliated Selling Security
Holders will be able to offer securities up to the amount of 15,000
concurrently with the Company's offering.   In the event the average bid
price of the stock falls below $5.00 for three consecutive days, the primary
offering will be terminated.   There is a strong risk that the primary
offering will never be fully concluded.

Lorain, Prepaid and each Selling Security Holder may be deemed to be an underwriter under the Securities Act of 1933.

Prior to the date hereof, there has been no trading market for the Common
Stock of the Company.   There can be no assurance, however, that the Common
Stock will be quoted, that an active trading and/or a liquid market will develop or, if developed, that it will be maintained.

THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.
SEE RISK FACTORS, PAGE 10.   THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment.   A
registration statement relating to these securities has been filed with the
Securities and Exchange Commission.   These securities may not be sold nor
may offers to buy be accepted prior to the time the registration statement
becomes effective.   This prospectus shall not constitute an offer to sell or
the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Company is engaged in the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers.

                                 Price to                      Proceeds to
                                  Public        Commissions       Company

 Per B Unit                           $5.00            $ .50           $ 4.50
Maximum Offering(1)(2)           $3,750,000         $375,000       $3,375,000

                         (Footnotes on following page)

               The date of the Prospectus is January 15, 1999

1The Common Shares are being offered on a "best efforts" basis by the Company (employees, officers and directors) and possibly selected broker-dealers. No sales commission will be paid for Common Shares sold by the Company. Selected broker- dealers shall receive a sales commission of up to 10% for any Common Shares sold by them. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. See "TERMS OF THE OFFERING - Plan of Distribution and Offering Period."

This Offering will terminate on or before June 30, 1999. In the Company's sole discretion, the offering of Common Shares may be extended for up to three Thirty day periods, but in no event later than September 30, 1999. There is no minimum offering amount and no escrow account. Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING - Plan of Distribution."

2The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by the Company; and (2) fees payable in connection with legal and accounting expenses incurred in this Offering. These expenses are estimated to be $43,701.45 if the total offering amount is obtained.

                   REPORTS TO SECURITY HOLDERS

The Company shall become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   The Company has not yet filed any reports with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center,
New York, New York 10048.   Copies of such material can be obtained from the
Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

The Company will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

                    AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Company will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to W. Ross C. Corace, 1660 South Albion Street, #723 Denver, Colorado 80222.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL _____ , 1999 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO

ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

            	TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  8
RISK FACTORS                                       10
SELLING SECURITY HOLDERS                           14
TERMS OF THE OFFERING                              15
THE DISTRIBUTIONS                                  17
SOURCE AND USE OF PROCEEDS                         18
DILUTION                                           19
THE COMPANY                                        20
BUSINESS ACTIVITIES                                21
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION	                         23
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                         24
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               26
PRINCIPAL SHAREHOLDERS                             28
SHARES ELIGIBLE FOR FUTURE SALE                    31
MARKET FOR REGISTRANT'S COMMON EQUITY              32
DESCRIPTION OF SECURITIES                          33
LEGAL MATTERS                                      34
LEGAL PROCEEDINGS	                                 34
EXPERTS                                            34
INTERESTS OF NAMED EXPERTS AND COUNSEL             34

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this Prospectus.

The Company.   The Company was incorporated in the state of Texas on March
18, 1994 under the name of American/National Trucking, Inc. On August 28, 1998, RC Capital, Inc., a Colorado corporation was merged into the Company. Pursuant to the Articles of Merger, the name of the Company was changed to
Makepeace Capital Corp. (the "Company").   Prior to this acquisition, the
Company had no significant business activity.   The Company is currently
engaged in the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers.

The Company is authorized to issue a total of 100,000,000 shares of its capital stock (Common Shares), par value per share of $.001, 10,000,000 Series A Preferred Shares, 9,990,000 Series B Preferred Shares and 10,000 Series C Preferred Shares.

The Company's principal offices are located at 1660 South Albion Street,
#723, Denver, Colorado 80222.   Its telephone number at such address is (303)
753-6512.


The Offering.                                The Company hereby offers
                                             up to 750,000 B Units
                                             at $5.00 per B Unit. Each B Unit
                                             is comprised of One Common Share
                                             and One A Warrant.   Each A
                                             warrant is exercisable into one
                                             Common Share of the Company at
                                             the purchase price of $5.00.
                                             The A Warrants shall be
                                             exercisable for a period of four
                                             years upon registration with the
                                             Securities and Exchange
                                             Commission and shall be
                                             redeemable by the Company at
                                             $.001 per A Warrant upon
                                             thirty days notice. There is no
                                             minimum investment and no
                                             minimum offering amount.

Common Shares outstanding
prior to Public Offering                     3,575,000

Common Shares to be outstanding
after Offering<F1>                           4,325,000

Percent of Common Shares owned by
current shareholders after Maximum
Offering                                     82.66%

Gross Proceeds After Maximum Offering        $3,750,000

Use of Proceeds from Sale of B Units         The Company intends to utilize
                                             the sale of its B Units
                                             primarily for salaries, office
                                             expenses, advertising and
                                             promotion, obtaining an
                                             inventory warehouse, purchase of
                                             two trucks, general and
                                             administrative expenses and
                                             working capital.  See Source and
                                             Use of Proceeds."

LORAIN DISTRIBUTION
Distributing Corporation                     Lorain Capital Corp., a
                                             Nevada corporation.

Securities Being Distributed                 85,348 Common Shares
   by Lorain                                 and 597,436 A Warrants



Purpose of Lorain Distribution               To enhance the Company's
                                             ability to raise additional
                                             capital, if necessary,
                                             in the future.

Lorain Distribution Ratio                    One Common Share and seven A
                                             Warrants for approximately
                                             every one share of Lorain
                                             Common Stock owned of record on
                                             June 30, 1998, (the "Record
                                             Date").

Use of Proceeds                              The securities to which this
  from Lorain distribution                   Prospectus relates are being
                                             distributed to holders of Lorain
                                             Common Stock as a dividend
                                             and neither the Company nor
                                             Lorain will receive any cash or
                                             other proceeds in connection
                                             with the Distribution.

AMERICAN DISTRIBUTION
Distributing Corporation                    American Prepaid Legal Services,
                                            Inc., a Colorado corporation

Securities Being Distributed                50,856 Common Shares
   by Prepaid                               and 355,992 A Warrants

Purpose of Prepaid Distribution              To enhance the Company's
                                             ability to raise additional
                                             capital, if necessary,
                                             in the future.

Prepaid Distribution Ratio                   One Common Share and seven A
                                             Warrants for approximately
                                             every 19.6 shares of Prepaid
                                             Common Stock owned of
                                             record on June 30, 1998,
                                             (the "Record Date").

Use of Proceeds                              The securities to which this
 from Prepaid Distribution                   Prospectus relates are being
                                             distributed to holders of
                                             Prepaid Common Stock as a
                                             dividend and neither the
                                             Company nor Prepaid will
                                             receive any cash or other
                                             proceeds in connection with the
                                             Distribution.

MARKET FOR COMMON STOCK
AND WARRANTS.                                Prior to the date hereof, there
                                             has been no trading market for
                                             the Common Stock or Warrants of
                                             the Company.  The Company has
                                             agreed to use its best efforts
                                             to apply for the quotation of
                                             its Common Stock on the NASD
                                             Electronic Bulletin Board.

                                             There can be no assurance that
                                             the Common Stock will be quoted,
                                             that an active trading and/or a
                                             liquid market will develop or,
                                             if developed, that it will be
                                             maintained.   See "Risk Factors"
                                             and "Market Listing."

RISK FACTORS                                There are material risks, such as
                                             uncertainty of future financial
                                             results, liquidity dependent on
                                             additional capital and debt
                                             financing and risks related to
                                             the Company's operations, in
                                             connection with the purchase of
                                             the securities. See "Risk
                                             Factors."



RESALES BY SELLING
SHAREHOLDERS.                                This Prospectus relates to
                                             Common Shares being registered
                                             on behalf of selling security
                                             holders. The Company will not
                                             receive any cash or other
                                             proceeds in connection with the
                                             subsequent sale. Current
                                             officers and directors do not
                                             plan on selling their Common
                                             Shares until the Company's offer
                                             is fully subscribed or
                                             terminated.   The Company is not
                                             selling any Common Shares on
                                             behalf of Selling Security
                                             Holders and has no control or
                                             affect on these Selling Security
                                             Holders.  See "Selling Security
                                             Holders."

Absence of Dividends; Dividend Policy        The Company does not currently
                                             intend to pay regular cash
                                             dividends on its Common Stock;
                                             such policy will be reviewed by
                                             the Company's Board of Directors
                                             from time to time in light of,
                                             among other things, the Company's
                                             earnings and financial position.
                                             The Company does not anticipate
                                             paying dividends on its Common
                                             Stock in the foreseeable future.
                                             See "Risk Factors."

Transfer Agent	                          Signature Stock Transfer, Inc. is
                                             the Transfer Agent for the
                                             Company's securities.


----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk
Factors:

Possible adverse effects due to contemporaneous primary offering by the Company and secondary offering by Selling Security Holders. The Company, through W. Ross C. Corace, an officer and director, will undertake a direct participation self-underwritten offering at the same time as the Selling
Security Holders will be selling their registered shares.   An officer and
director of the Company and an entity controlled by an officer and director are participating as Selling Security Holders. Certain officers and directors and principal shareholders have entered into written agreements not to sell their Common Shares until the Company's offer is fully subscribed or
terminated.   The Company is not selling any Common Shares on behalf of
Selling Security Holders and has no control or affect on the 15,000 Common Shares of these Selling Security Holders which are not subject to any lock-up
agreement.   The offering of securities by these Selling Security Holders will occur regardless of the outcome of the primary offering by the Company.

Other than the written agreements with the certain officers and directors and principal shareholders, the Company has not taken any measures to delay the offering by Selling Security Holders until after the completion of the
primary offering by the Company.    The demand for the Company's Common Stock
may be decreased due to the large number of Common Shares being sold in the
secondary offering by the Selling Security Holders.   Due to the fact that
the secondary offering will be conducted contemporaneously with a primary offering by the Company, the market price of the Company's common stock (upon commencement of trading) may be less than the offering price of $5.00 of the
B Units.   In the event the average bid price of the stock falls below $5.00
for three consecutive days, the primary offering will be terminated.   There
is a strong risk that the primary offering will never be fully concluded.

No Established Business/No Independent Market Research of Potential Demand
for Current Operations.   The Company is in the development stage. No
independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for the Company's business operations. Even in the event a market demand is independently identified, there is no assurance the Company will be successful. See "BUSINESS ACTIVITIES."

Lack of Operating Results.   The Company was formed on March 18, 1994, and
until the recent acquisition of RC Capital, Inc., its activities have been limited to searching for an acquisition candidate or operating business. The Company is still in the development stage. Higher than normal operating expenses will in all likelihood be incurred during initial operations. To date, the Company has had limited revenues of $38,134 for the three months ended September 30, 1998 and had an accumulated deficit of (111,427) at
September 30, 1998.   There can be no assurance of future revenues or
profits.

Additional Financing May be Required.   Even if all of the 750,000 B Units
offered hereby are sold, the funds available to the Company may not be
adequate for its business activities.   The funds will be sufficient for the
Company's operating and capital requirements for the next six months only. Accordingly, the ultimate success of the Company may depend upon its ability to raise additional capital or to have other parties bear a portion of the
required costs to further develop or exploit its business activities.   There
is a possibility that no proceeds or only a nominal level of proceeds may be
sold in this offering.   The Company has no specific plans to obtain
additional financing.  There can be no assurance that any additional
financing can be obtained  at terms favorable to the Company.   The inability
to obtain such financing would have a material adverse effect on the ability of the Company to meet its operating and capital requirements after the first
six months.   (See "USE OF PROCEEDS" AND "BUSINESS ACTIVITIES.").

No minimum amount.   There is no minimum amount that is required to be sold
in the Unit offering.   As a result, no proceeds or only a nominal level of
proceeds may be sold in the offering.   As a result, the Company may not have
sufficient funds to move forward with its business plan. Additionally, if the Company does not sell all of the B Units, it will have to modify its business plan of operation and seek additional financing. Additional financing may not be available at terms favorable to the Company. This could have a material adverse effect on the profitability of the Company.

Future Sales of and Market for the Common Shares.    Upon completion of the
offering there shall be 4,325,000 Common Shares outstanding. This does not include any Common Shares which shall be issued upon conversion of the A
Warrants being registered in this offering.   If the maximum number of B
Units are sold, 3,063,796 of the Common Shares to be outstanding will be considered "restricted securities" as that term is defined in Rule 144 adopted under the United States Securities Act of 1933, as amended and in the future may be sold only in compliance with the resale provisions set forth therein. Rule 144 provides, in essence, that affiliated persons holding restricted securities for a period of one year may sell in brokerage transactions an amount equal to one percent of the Company's securities or outstanding Common Shares every three months. These Common Shares will be
eligible for sale subject to this provision in August, 1999.   Hence, the
possibility of sale under Rule 144 may in the future have a depressive effect on the price of the Company's Common Shares in any market which may develop.

No market exists for the Company's securities at present, and no assurance
can be given that one will develop.   The securities, if traded, would be
quoted on the OTC Bulletin Board, rather than Nasdaq.   The OTC Bulletin
Board provides significantly less liquidity than the Nasdaq system.

Conflicts of Interest.   Some of the directors of the Company are currently
principals of other businesses.   As a result, conflicts of interest may
arise. The directors shall immediately notify the other directors of any possible conflict which may arise due to their involvement with other
businesses.   The interested directors in any conflict shall refrain from
voting on any matter in which a conflict of interest has arisen.    The
Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to the Company and approved by a majority of the disinterested
directors of the Company's Board of Directors.   For further discussion see
"Management - Conflicts of Interest Policy." There can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.

Benefit to Management.    The Company may, in the future, compensate the
Company's management with substantial salaries and other benefits.   The
payment of future larger salaries, commissions and the costs of these benefits may be a burden on the Company and may be a factor in limiting or preventing the Company from achieving profitable operations in the future. However, the Company would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on the Company's financial condition. Although specific factors to be utilized in determining the increase in compensation and benefits have been determined, management anticipates that individual performance, liquidity of the Company and profitability will be
part of the determining factors.   See "MANAGEMENT - Remuneration."

No Diversification. The Company is engaged in the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers.

Therefore, the Company's financial viability will depend almost exclusively on its ability to generate revenues from its operations and the Company will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dilution.    Common Shares comprised in the B Units offered hereby will incur immediate dilution of $4.23 (84.6%)in the net tangible book value of their
investment.   This does not include any of the Common Shares to be issued
upon exercise of the A Warrants.   If only 100,000 B Units are sold, the
Common shares comprised in the B Units offered hereby will incur immediate dilution of $4.88 (97.7%). The Company may issue additional shares in private business transactions and may pursue a public offering in the future
to complete its business plan.    As a result, the investors in this Offering
may experience substantial dilution.  See "DILUTION" and "CAPITALIZATION."

Investors May Bear Risk of Loss.   The capital required by the Company to
acquire assets needed for its proposed operations is being sought from the
proceeds of this Offering.   Therefore, investors of this Offering may bear
most of the risk of the Company's expansion of operations.   Conversely,
management stands to realize benefits from the payment of salaries, expenses and receipt of stock options regardless of the profitability of the Company.

Financial Condition.  The Company currently has a negative cash flow from
operating activities.   There can be no assurance that the Company will have
adequate funds to pay all of its operating expenses assuming the expansion and promotion of the Company's operations, or that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of this Offering and the success of the Company's operations.

Competition.   There is significant competition in the construction industry.
The Company competes with established companies and other entities (many of
which possess substantially greater resources than the Company).   Almost all
of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now
has, or will have in the foreseeable future.   It is also likely that other
competitors will emerge in the near future.   There is no assurance that the
Company will continue to compete successfully with other established
construction companies.   The Company shall compete on the basis of price and
quality.  Inability to compete successfully might result in increased costs,
reduced yields and additional risks to the investors herein.   See "The
Company - Competition."

Arbitrary Offering Price. The initial offering price of $5.00 per B Unit has been arbitrarily determined by the Company based upon such factors as the objectives of the Company, the proceeds to be raised by the Offering and the percentage of ownership to be held by the purchasers thereof. Having established that the total gross proceeds of the maximum offering would be $3,750,000, the actual price of $5.00 per Unit was thereupon determined by the Company and accordingly bears no relationship whatsoever to assets, earnings, book value or any other objective standard of worth. See "DILUTION."

Arbitrarily Determined Warrant Exercise Price. The exercise price of the A Warrants being registered was established arbitrarily by the Company with no direct relationship to the original offering price or the Company's assets, book value, shareholder's equity or any other recognized criterion of value. Accordingly, the A Warrants can be considered to have little or no value at the present time.

Lack of Dividends. There can be no assurance that the operations of the Company will become profitable. At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. See "DESCRIPTION OF SECURITIES".

Dependence on Key Individuals. The future success of the Company is highly dependent upon the management skills of its key individuals and the Company's ability to attract and retain qualified key individuals. The inability to obtain and employ these individuals would have a serious effect upon the business of the Company.. Other than the employment agreement with Sam Cummings (originally entered into with RC Capital, Inc. which was subsequently ratified by the Board of Directors of the Company), there are not any plans or proposals to enter into employment contracts with any key
individuals.   There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional
skill personnel required.   The Company may, in the future, purchase key man
life insurance. "COMPANY - Employees" and "MANAGEMENT."

Vulnerability to Fluctuations in the Economy.   Demand for the Company's
products is dependent on, among other things, general economic conditions which are cyclical in nature. Prolonged recessionary periods may be damaging to the Company.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. The Company intends to list its Common Shares on the OTC Bulletin
Board and then NASDAQ upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, the Company will not meet the requirements for a NASDAQ listing. Until the Company obtains a listing on NASDAQ, if ever, the Company's securities will be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated
copy of the written statement.   A penny stock means any equity security
other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
(iii) that has a price of five dollars or more or . . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this
Offering to sell their shares in the secondary market.   See "Market for
Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

Maintenance of Current Prospectus.     In order for the warrant holders to
exercise their warrants, the Company must maintain a current prospectus as
part of this registration statement.   There can be no assurance that the
Company will have the resources to prepare the necessary documentation and warrant holders may not be able to exercise their warrants when desired, if at all.


--------------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

The Company, through W. Ross C. Corace, an officer and director, will undertake a direct participation self-underwritten offering at the same time
as the Selling Security Holders will be selling their registered shares.   An
officer and director, an entity controlled by an officer and director and a Principal shareholder are participating as Selling Security Holders. These individuals and entities have entered into written agreements not to sell their Common Shares until the Company's offer is fully subscribed or
terminated.   The Company is not selling any Common Shares on behalf of
Selling Security Holders and has no control or affect on the 15,000 Common Shares of these Selling Security Holders which are not subject to any lock-up
agreement.   The offering of securities by these Selling Security Holders will occur regardless of the outcome of the primary offering by the Company.

Other than the written agreements with W. Ross C. Corace, an officer and director, Meadow Run Farms, Inc., an entity controlled by Mr. Corace and Geneva A. Corace, a principal shareholder, the Company has not taken any measures to delay the offering by Selling Security Holders until after the
completion of the primary offering by the Company.    The demand for the
Company's Common Stock may be decreased due to the Common Shares being sold
in the secondary offering by the Selling Security Holders.   Due to the fact
that the secondary offering will be conducted contemporaneously with a primary offering by the Company, the market price of the Company's common stock (upon commencement of trading) may be less than the offering price of $5.00. Conflicts of interests may arise due to the fact that the primary offering of the Company and the secondary offering of the Selling Security
Holders will be conducted contemporaneously.   The Company shall concentrate
its sales efforts in the period immediately after the effective date of the offering until the Company's Common Stock is listed on the OTC Bulletin Board. Additionally, the Company may pursue alternate financing to avoid said conflict of interests once trading of its Common Stock commences.

The Selling Security Holders may sell the Common Shares offered hereby in one or more transactions (which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market
prices or at negotiated prices.   The Selling Security Holders may effect
such transactions by selling the Common Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the Common Shares for whom they may act as
agent or to whom they may sell as principals, or both.   The Selling Security
Holders and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The Offering by Selling Security Holders will terminate on or before June 30, 1999. In the Company's sole discretion, the offering of Common Shares by Selling Security Holders may be extended for up to three Thirty day periods, but in no event later than September 30, 1999.

The Company shall register pursuant to this prospectus 210,000 Common
Shares currently outstanding and 275,000 Common Shares underlying A Warrants for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the Common Shares being registered on behalf of the Selling Security Holders.

Name and Amount             Total Number  % Owned     Number of     % Owned
Being Registered               Owned      Prior to   Shares Owned    After
                             Currently    Offering  After Offering  Offering

Gencorp Enterprises, Inc.
    200,000                3,228,796(4)      90.32%       3,018,796     69.80%
    200,000                  456,572(2)(4)   30.86%%        246,572     16.73%
Geneva A. Corace,
     10,000                3,228,796(4)      90.32%       3,018,796     69.80%
     10,000                  456,572(2)(4)   30.86%(3)      246,572     30.23%
Meadow Run Farm, Inc.,(1)
     50,000                   50,000(2)(4)    3.39%(3)            0         0%

Arthur H. Bosworth,
      5,000                    5,000(2)        .34%(3)            0         0%

David A. Ledden
      2,500                    2,500(2)        .17%(3)            0         0%

Richard S. Klingenstein
      2,500                    2,500(2)        .17%(3)            0         0%

Phillip B. Foster
      2,500                    2,500(2)        .17%(3)            0         0%

Craddock-Columbine Realty
      2,500                    2,500(1)        .17%(3)            0         0%

(1)Meadow Run Farm, Inc. is controlled by W. Ross C. Corace, President of the
Company.
(2)Represents Common Shares underlying the A Warrants.
(3)Represents percent of A Warrants currently owned.  There were 1,475,000 A
Warrants issued and outstanding prior to this offering.

(4)Subject to lock-up agreement.

The Company is also registering 10,000 A Warrants for Geneva A. Corace which represents .68% of the A Warrants outstanding and 200,000 A Warrants which represents 13.56% of the A Warrants outstanding for Gencorp Enterprises, a company controlled by Geneva A. Corace, spouse of W. Ross C. Corace,
President of the Company..

----------------------------------------------------------
                       TERMS OF THE OFFERING
----------------------------------------------------------

Plan of Distribution.  The Company hereby offers up to 750,000 B Units at the purchase price of $5.00 per B Unit.  The B Units are being offered on a
"direct participation" basis by the Company (employees, officers and directors) and possibly selected broker-dealers. The officer and director who shall sell the offering on behalf of the Company is W. Ross C. Corace.  Mr.
Corace will be relying on the safe harbor in Rule 3a4-1 of
the Securities Exchange Act of 1934 to sell the Company's securities.
No sales commission will be paid for B Units sold by the Company.
Selected broker-dealers shall receive a sales commission of up to 10% for any
B Units sold by them.  The Company reserves the right to withdraw,
cancel or reject an offer in whole or in part.   The B Units offered
hereby will not be sold to insiders, control persons, or affiliates of the
Company.   There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution
of the Company's securities.   When, in the future, assuming such
participation develops, the registration statement will be amended to identify such persons.

The Company, through W. Ross C. Corace, an officer and director, will undertake a direct participation self-underwritten offering at the same time
as the selling shareholders will be selling their registered shares.   An
officer, director, principal shareholder and an entity controlled by an officer and director of the Company are participating as Selling Security
Holders. These individuals have entered into written agreements not to sell their Common Shares until the Company's offer is fully subscribed or
terminated.   The Company is not selling any Common Shares on behalf of
Selling Security Holders and has no control or affect on the 15,000 Common


Shares which are not subject to any lock-up agreement being registered on
behalf of these Selling Security Holders.   The offering of securities by
these Selling Security Holders will occur regardless of the outcome of the primary offering by the Company.

Other than the written agreements with W. Ross C. Corace, an officer and director, Meadow Run Farms, Inc., an entity controlled by Mr. Corace, Geneva
A. Corace, a principal shareholder and Gencorp Enterprises, an entity controlled by Geneva A. Corace, the Company has not taken any measures to delay the offering by Selling Security Holders until after the completion of
the primary offering by the Company.    The demand for the Company's Common
Stock may be decreased due to the Common Shares being sold in the secondary
offering by the Selling Security Holders.   Due to the fact that the
secondary offering will be conducted contemporaneously with a primary offering by the Company, the market price of the Company's common stock (upon
commencement of trading) may be less than the offering price of $5.00.   The
Company shall concentrate its sales efforts in the period immediately after the effective date of the offering until the Company's Common Stock is listed on the OTC Bulletin Board.

The Selling Security Holders may sell the Common Shares offered hereby in one or more transactions (which may include "block" transactions in the over-the-
counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market
prices or at negotiated prices.   The Selling Security Holders may effect
such transactions by selling the Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the Common Shares for whom they my act as agent or
to whom they may sell as principals, or both.   The Selling Security Holders
and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Warrant Lockup Agreement.   Pursuant to a written agreement, W. Ross C.
Corace, an officer and director, Meadow Run Farms, Inc., an entity controlled by W. Ross C. Corace and Geneva A. Corace, a principal shareholder agreed as follows:

The above individuals and entity agreed not to sell the warrants during the
offering period.   The offering period consists of the primary offering by
the Company and the secondary offering by the Selling Security Holders.
After the offering period, in the event the shareholder exercises any warrants, the stock issued to the  shareholder pursuant to the exercise shall
be locked in and restricted from  trading for a period of one year.   A
notice is to be placed on the face of  each stock certificate covered by the terms of the Agreement stating that the  transfer of the stock evidenced by the certificate is restricted until twelve (12) months from the date of
issuance.   The shareholder also agrees  not to sell or otherwise transfer their interest in the warrants except to an  underwriter or other market
makers in the stock once a market is  established.   The shareholder further
agrees that the total value in cash, or  other consideration, paid by the buyer to the seller shall not exceed $.01 per  warrant.

The Company is not aware of any current or future plans, proposals, arrangements or understandings by any Selling Security Holders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners.

The Company is not aware of any plans, arrangements or understandings by any Selling Security Holders to sell their registered shares of Common Stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

The Company will receive no portion of the proceeds from the sale of the
Common Shares by the selling shareholder and will bear all of the costs relating to the registration of this Offering (other than any fees and
expenses of counsel for the Selling Security Holders).   Any commissions,
discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Common Shares will be borne by the Selling Security Holders.



Determination of Offering Price.   The offering price and other terms of the
B Units were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

Offering Procedure.   This Offering will terminate on or before June 30,
1999.  In the Company's sole discretion, the offering of Units may be extended for up to three Thirty day periods, but in no event later than
September 30, 1999.

Subscription Procedure. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser or by the soliciting broker/dealer before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Units or copies of subscribers confirmations.

No Escrow Account.   There is no minimum offering amount and no escrow
account.  As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.


-------------------------------------------------------
                   THE DISTRIBUTIONS
-------------------------------------------------------

Lorain Capital Corp.   On January 1, 1996, the Company entered into a one
year verbal consulting agreement with Lorain Telecom Corporation to assist
the Company in its acquisition of an operating business.   Lorain received
the right to acquire the securities on January 1, 1996.   During the life of
the agreement, Lorain Telecom Corporation provided consulting services regarding locating an acquisition candidate and capital structuring.
Pursuant to the consulting agreement, Lorain Telecom Corporation received
85,328 A Units.  Each A Unit consisted of One Common Share of the Company,
seven A Warrants, seven B Warrants and seven C Warrants.   See "The Company"
and "Certain Transactions."  These A Units were subsequently transferred to a wholly owned subsidiary of Lorain Telecom Corporation, Lorain Capital Corp.,
a Nevada corporation ("Lorain").

After careful study and review, the Board of Directors of Lorain determined that it would be in the best interests of Lorain and its shareholders to distribute all of the Company's Common Shares and A Warrants held by Lorain to its shareholders.  Based on the prior arm's length negotiations between
Lorain and the Company and the fact that the Company was not in a financial position to pay the associated costs of such distribution, the B and C
Warrants are not being distributed.  In addition, the Company and Lorain determined that such a distribution would be in the best interests of the
Company.  Lorain shareholders may realize economic benefits from the sale of any Common Share or A Warrant distribution if a market for the Company's
Common  Stock develops, although there can be no assurances that any such
market  will result.   Lorain and the Company believe that the distribution
to Lorain's shareholders, which will result in an increased shareholder base of the Company, will be an advantage to the Company at such time as the
Company may require additional capital and/or make application to NASDAQ.
The increased shareholder base of approximately 1,435 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of the Company's operations.  The estimated cost of the distribution (along with the distribution to Prepaid shareholders) is $9,573 which will be paid by the Company

Accordingly, after obtaining the approval of the independent directors on
Lorain's Board of Directors, the Board of Directors of Lorain declared a dividend pursuant to which, as soon as  practicable after the effective date of this registration statement  85,348 Common Shares and 597,436 A Warrants of the Company, constituting all of the Common Shares and A Warrants owned by
Lorain, will be distributed to the shareholders of record of Lorain as of
June 30, 1998 on the basis of one Common Share and seven A Warrants for each
common share of Lorain Common Stock held.   The Common Shares and A Warrants
are being distributed by Lorain as a dividend to holders of Lorain Common
Stock and neither the Company nor Lorain will receive any cash or other
proceeds in connection with the Distribution.   No fractional Common Shares
or A Warrants will be issued. Lorain had approximately 1,435 shareholders of record on the Record Date.

In order to comply with certain provisions of Nevada corporate law, on August 31, 1998 (the "Payment Date') Lorain deposited the Common Shares and A
Warrants to be distributed with Signature Stock Transfer, Inc. (the


"Depositary").  The Depositary will hold such Common Shares and A Warrants
for the benefit of Lorain shareholders on the Record Date.   The terms of the
agreement with the Depositary provides that the Common Shares and A Warrants will be released promptly after the Registration Statement to which this
Prospectus relates is declared effective by the Commission.   However, if the
Registration Statement is not declared effective prior to July 31, 1999, then, unless such date is changed by notice to the Depositary from the
Company, the Depositary shall return all such Common Shares and A Warrants to
Lorain without effecting the distribution.

American Prepaid Legal Services, Inc.   On January 2, 1995, the Company
entered into a one year verbal consulting agreement with American Prepaid
Legal Services, Inc. ("Prepaid") to assist the Company in its acquisition of an operating business. Prepaid received the right to acquire the securities
on January 1, 1995.   During the life of the agreement, Prepaid provided
consulting services regarding locating an acquisition candidate and capital
structuring.   Pursuant to the consulting agreement, Prepaid received 50,856
A Units.  Each A Unit consisted of One Common Share of the Company, seven A
Warrants, seven B Warrants and seven C Warrants.   See "The Company" and
"Certain Transactions."

After careful study and review, the Board of Directors of Prepaid determined that it would be in the best interests of Prepaid and its shareholders to distribute all of the Company's Common Shares and A Warrants held by Prepaid to its shareholders. Based on the prior arm's length negotiations between
Prepaid and the Company and the fact that the Company was not in a financial position to pay the associated costs of such distribution, the B and C
Warrants are not being distributed.  In addition, the Company and Prepaid determined that such a distribution would be in the best interests of the
Company.  Prepaid shareholder's may realize economic benefits from the sale of any Common Share and A Warrant distribution if a market for the Company's
Common  Stock develops, although there can be no assurances that any such
market  will result.   Prepaid and the Company believe that the distribution
to Prepaid's shareholders, which will result in an increased shareholder base of the Company, will be an advantage to the Company at such time as the
Company may require additional capital and/or make application to NASDAQ.
The increased shareholder base of approximately 572 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of the Company's operations. The estimated cost of the distribution (along with the distribution to Lorain shareholders) is $9,573 which will be paid by the Company.

Accordingly, after obtaining the approval of the independent directors on
Prepaid's Board of Directors, the Board of Directors of Prepaid declared a dividend pursuant to which, as soon as  practicable after the effective date of this registration statement 50,856 Common Shares and 355,992 A Warrants of the Company, constituting all of the Common Shares and A Warrants owned by
Prepaid, will be distributed to the shareholders of record of Prepaid as of
June 30, 1998 on the basis of one share of Common Stock for each 19.6 shares
of Prepaid Common Stock held.   The Common Shares and A Warrants are being
distributed by Prepaid as a dividend to holders of Prepaid Common Stock and neither the Company nor Prepaid will receive any cash or other proceeds in
connection with the Distribution.   No fractional Common Shares or A Warrants
will be issued. Prepaid had approximately 572 shareholders of record on the
Record Date.

In order to comply with certain provisions of Colorado corporate law, on
August 31, 1998 (the "Payment Date') Prepaid deposited the Common Shares and
A Warrants to be distributed with Signature Stock Transfer, Inc. (the
"Depositary").  The Depositary will hold such Common Shares and A Warrants
for the benefit of Prepaid shareholders on the Record Date.   The terms of
the agreement with the Depositary provides that the Common Shares and A
Warrants will be released promptly after the Registration Statement to which
this Prospectus relates is declared effective by the Commission.   However,
if the Registration Statement is not declared effective prior to July 31,
1999, then, unless such date is changed by notice to the Depositary from the
Company, the Depositary shall return all such Common Shares and A Warrants to
Prepaid without effecting the distribution.




--------------------------------------------------------------
                 SOURCE AND USE OF PROCEEDS
--------------------------------------------------------------

Assuming successful completion of the Offering, the Company shall receive net proceeds of $3,331,299 after payment of commissions ($375,000) and offering expenses of approximately $43,701.  The commissions amount would only be payable if a broker-dealer is engaged. If significantly less than the maximum amount is raised, the Company will be able to pay operational expenses but will have less working capital to expand operations. If only a nominal amount is raised, the Company will still be able to pay operational expenses but will not purchase an inventory warehouse and will have less working capital
to expand operations.   The Company shall utilize the net proceeds from the
sale of its B Units as described below.  The proceeds are to be utilized over a six month period.

                       $3,750,000                $1,375,000            $500,000
                         Raised                     Raised              Raised
                       ----------                ----------            --------
Gross Proceeds         $3,750,000                $1,375,000            $500,000
 less commissions         375,000                   137,500              50,000
 offering expenses         43,701                    43,701              43,701
                       ----------                ----------           ---------
Net Proceeds           $3,331,299                $1,193,799            $406,299

Officer salaries        $  26,000                 $  26,000            $ 26,000
Non-affiliate salaries     97,200                    12,000              12,000
Office Expense             10,000                    10,000              10,000
Legal and Accounting       18,000                    18,000              18,000
Rent                        9,600                     7,200               7,200
Workman's' Compensation    16,344                    16,344              16,344
Liability Insurance         3,000                     3,000               3,000
Licenses & Fees             2,000                     2,000               2,000
Trade Organizations         2,200                     2,200               2,200
Advertising & Promotion    21,800                     6,000               6,000
Trucks (2)                 43,000                    43,000              43,000
Inventory warehouse       500,000                   500,000                   -
Working Capital         3,000,856                   548,055             260,555
                        ---------                 ---------            --------
Net Proceeds used       3,331,299                $1,193,799            $406,299

In the event that the minimal amount is not received, the Company will have to scale back operations and may pursue a rights offering.

Any proceeds received from the subsequent exercise of the A Warrants shall be used as working capital and to expand operations. Due to the uncertainty of the timing and amount of actual funds which may be received upon exercise of the Warrants, no specific breakdown of uses have been established by the
Company.   The aggregate amount of proceeds if all of the A Warrants are exercised is $7,267,140. If all of the A Warrants are exercised, the proceeds shall be utilized over a four year period.


-------------------------------------------------------
                       DILUTION
-------------------------------------------------------

Dilution. There will be a total of 4,325,000, 3,850,000 and 3,675,000 Common Shares outstanding, respectively if $3,750,000, $1,375,000 or $500,000 is
raised.   This does not include any of the Common Shares which will be issued upon the subsequent exercise of the A Warrants being registered in this
offering.   The following table illustrates the per Share dilution as of the date of this Prospectus, which may be experienced by investors upon reaching the various levels as described below.

                                  $3,750,000           $1,375,000         $500,000
                                     Raised              Raised            Raised
                                  ----------           ----------        ----------
Offering price                          $5.00               $5.00              $5.00

Net tangible book value per
  Share before offering          $.0055              $.0055           $.0055
 Increase per Share
attributable to investors         .7693               .3097            .1104
                                 ------              ------           ------
Pro Forma net tangible
book value per Common
  Share after offering                  .7748               .3152              .1159
                                        -----               -----              -----
Dilution to investors                   $4.23               $4.68              $4.88
Dilution as a percent of
offering price                          84.6%               93.7%               97.7%

Comparative Per Common Share Data.


Maximum Offering Amount

                         Total                   Price
                       Number of              Paid Per    Consider-
                        Shares          %       Share     ation Paid    %
Existing Shareholders   3,575,000     82.66%    $.038       $133,510    3.44%
New Investors
  of Common Shares       750,000      17.34%    $5.00     $3,750,000   96.56%

The above Includes the 750,000 Common Shares comprised in the B Units but does not include any Common Shares to be issued upon the exercise of the A Warrants.

Further Dilution.  The Company may issue additional restricted
Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this offering upon conversion. See "SALES OF STOCK PURSUANT TO RULE 144."


-------------------------------------------------------
                        THE COMPANY
-------------------------------------------------------

The Company. The Company was incorporated in the state of Texas on March 18, 1994 under the name of American/National Trucking, Inc. On August 28, 1998, RC Capital, Inc., a Colorado corporation was merged into the Company. Pursuant to the Articles of Merger, the name of the Company was changed to
Makepeace Capital Corp. (the "Company").   Prior to this acquisition, the
Company had no significant business activity.   At the time of the merger,
there were outstanding 3,500,000 Common Shares and 10,000 Series C Preferred
Shares of the Company.   There were 1,000 Common Shares of RC Capital, Inc.
outstanding. These Common Shares were exchanged for 10,000 B Units in the Company.

RC Capital, Inc. was incorporated in the State of Colorado on July 22, 1997. RC Capital, Inc. entered the business of soliciting the application of commercial and residential home improvement products. RC Capital, Inc.
derived a percentage override on all products shipped.   The customer base of
RC Capital, Inc. was primarily in the business of new home construction, commercial building and residential single family home improvement. Revenues prior to the merger were received exclusively from overrides on material shipments and retail single family home improvement.

The Company is presently engaged in the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers. The Company conducts the business through two divisions, American
Better Homes and Commercial Exterior Consultants.   The Company intends to
become a sub-contractor specializing in the application of siding, windows
and vinyl fencing.    To facilitate its business and maximize profits, the
Company also intends to warehouse home improvement products for sale to its
customers.   The price range of home improvement and construction contracts ranges from $8,000 to $1,500,000.

The country has been experiencing a change from historic methods of siding construction to vinyl and steel applications at the time of new construction
as well as the improvement of existing single family residences.   The
Company intends to take advantage of the move toward these applications by warehousing product and making the applications of these materials as contractor to the project.

The Company presently has a base of customers through which it sells its
products and applies home improvement products to new construction.   The
Company is also engaged in an aggressive lead generation program through trade organizations and direct consumer marketing campaigns. The Company markets its services and products to the homeowner through a staff of
traveling salesmen.   Typically home improvement contracts range from $8,000
to a high $25,000.

The Company plans to grow through a variety of mechanisms including but not limited to direct marketing utilizing newspaper advertising, informational flyers delivered to the customer in the office, home or through the mails, direct consumer contact via telephone solicitation, and trade shows.

The Company intends to market its services nationwide.

The Company is authorized to issue a total of 100,000,000 shares of its capital stock (Common Shares), par value per share of $.001, 10,000,000 Series A Preferred Shares, 9,990,000 Series B Preferred Shares and 10,000 Series C Preferred Shares.

The Company's principal offices are located at 1660 South Albion Street,
#723, Denver, Colorado 80222.   Its telephone number at such address is (303)
753-6512.   These offices consist of 404 square feet on a month to month lease with a lease payment of $491.08 per month.

There are presently outstanding 3,575,000 Common Shares, 1,475,000 A Warrants, 1,400,000 B Warrants and 1,400,000 C Warrants. As a result, up to 4,325,000 Common Shares will be outstanding upon completion of this Offering. This does not include any Common Shares which may be issued upon subsequent
exercise of the Class A, B or C Warrants.    See "DILUTION", "DESCRIPTION OF
SECURITIES" and "CERTAIN TRANSACTIONS."

Employees. As of the date of this Prospectus, the Company has one full time and no part time employees. See "RISK FACTORS."

The Company employs the services of sub-contractors to apply the home improvement products and purchases its products from wholesale warehouse material suppliers.

Government Regulations.   At the present time, there are no pervasive
regulations of the Company's business other than local licensing requirements for each job.

The Company will, as operations demand, sub-contract the balance of its personnel through independent contractors or hire additional employees.

Competition.   There is significant competition in the construction industry.
The Company competes with established companies and other entities (many of
which possess substantially greater resources than the Company).   Almost all
of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now
has, or will have in the foreseeable future.   It is also likely that other
competitors will emerge in the near future.   There is no assurance that the
Company will continue to compete successfully with other established
construction companies.   The Company shall compete on the basis of price.
Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

General. The net proceeds of this Offering will be used for working capital purposes, including payment of employee compensation and other general and
administrative expenses.   The net proceeds of the offering are intended to
be applied over the next six months.

The Company is engaged in the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers. The Company conducts the business through two divisions, American Better Homes and Commercial Exterior Consultants. The Business of each of the divisions is not seasonal to any significant extent.

Through its Division, American Better Homes, the Company generates home improvement contracts which it then assigns to third party financial institutions such as First Plus Mortgage, Greentree Financial, Money Store and Beneficial Finance upon completion of the improvements to be done under
each contract for home improvement.   The Company is engaged in the sale and
installation of siding and related exterior home improvement products and generates potential customers through direct consumer marketing utilizing newspaper advertising, informational flyers delivered to the home or through the mails, direct consumer contact via telephone solicitation, and trade shows. Any customer showing an interest in the application of home improvement products on their home is immediately called and an appointment
to see the customer is made and assigned to a salesperson.   When a customer
has given approval for the application of home improvement product and signed a contract for the improvements desired, the customer's credit worthiness is
checked and third party financing is arranged, if needed.   The home
improvement product which the Company offers to customers is siding, windows,
soffit, facia and related products to install those major items.   The
Company's customers pay for the installation of siding and related products
in cash upon completion of the work contracted for.   If the customer does
not wish to pay for the work performed out of personal funds, the Company may arrange for third party installment or revolving financing which the customer may secure with a mortgage on the property improved. In credit arrangements through lending institutions, the Company does not assume any credit risk and
receives the full amount of contract price without recourse.   Each customer
who enters into a credit arrangement with a third party installment lending institution is required to deliver to the Company a financing statement and a mortgage on the property to be improved in order to secure the contract
price.   All such financing statements and mortgages are assigned by the
Company to the lending institution.   The lending institution furnishing such
financing approves the customer's credit in advance of the job being started and remits the full amount of the contract price to the Company upon
completion of the work to be performed.   This retail home improvement
activity generates mortgages, most of which are second mortgages, to secure borrowings to pay for the application of home improvement products on single
family residences.   Mortgages are graded according to the property owner's
credit with prime mortgages being comprised of those with top credit and sub-prime being comprised of those with less than perfect credit.

Each home improvement job is accounted for by cost analysis and revenue produced.

To date, this division has completed 14 projects, all home improvements and has received a total of $149,115 in revenue.

Upon payment to the Company of the amount agreed upon to perform the installation of home improvement products, all costs of each job are deducted
with the remainder as profit to the Company.   Profits on home improvement
jobs range between 25% to 30%. To date, the Company has built 14 single family home improvements jobs providing $149,115 in revenue.

Through its division, Commercial Exterior Consultants, the Company generates commercial home improvement jobs and earns revenues and fees through the introduction of the contractor to the wholesale home improvement material
supplier.   Commercial Jobs are generally of a larger nature such as a new home construction project involving the construction of numerous homes simultaneously or large building construction such as an office complex or
business building.   The supplier of material is generally a wholesale
warehouse selling to dealers and retail customers.   Each contractor has its
own available employees to build the project or the contractor may sub-contract the work to be completed to entities or persons not in the employ of
the contractor.   To date, from August of 1997, this division has delivered
orders for approximately $476,000 in material and $1,428,000 in home improvement applied products generating 15% to 20% to contractor clients.
The Company earns a percentage override of 5% on material shipments.   This
division has completed ten projects and generated revenues from overrides of $13,800. The Company generates commercial jobs through trade organizations, trade shows and publications which list major commercial projects about to be
undertaken and invite bids for the project.   The Company regularly submits
bids on behalf of its client contractors and aids in securing jobs for those
entities.   The Company, upon the successful completion of the offering plans on being a sub-contractor specializing in the application of siding, windows and vinyl fencing and shall bid on jobs for its own account thereby
permitting the Company to expand its revenues and profit potential.   As sub-
contractor, the Company shall perform the work, scheduling all of the material that may be needed and securing any interim financing which may be needed. This activity may produce profits for the Company of 15% to 20%
after completion of the work to be performed.   Commercial construction
mostly falls in the range of $200,000 to $1,500,000 per job.


----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties. Demand for the Company's services will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the sale and construction of home improvement contracts and the generation of commercial contracts for which the Company derives percentage overrides from wholesale warehouse material suppliers, the Company's business operations may be adversely affected by the Company's competitors and prolonged recessionary periods.

In addition, the outcome of this offering is uncertain. The lack of sales of this offering would negatively impact the Company's ability to successfully continue operations.

Capital and Source of Liquidity. The Company currently has no material commitments for capital expenditures. The Company intends to use a majority of the proceeds of this offering for working capital and to expand operations. If this offering is not successful, the Company's cash flow will be negatively affected if the expenditures are attempted.

The Company recently completed an offering of its B units pursuant to Rule 504 of the Securities Act of 1933. Pursuant to the offering, the Company sold 65,000 B Units for the aggregate purchase price of $2.00 per B Unit or $130,000.

The Company expects that the net proceeds from its recent offering, this Offering and the cash flow from future operations, if any, will be sufficient to allow the Company to meet the expected growth in demand for its products and services. However, there can be no assurance that sufficient capital will be raised or that future product sales will meet the Company's growth
expectations.   Should either of these fail to occur, the Company may elect to (i) reduce the planned expansion of operations or (ii) pursue other financing alternatives such as a rights offering, warrant exercise or borrowings. Implementation of either of the foregoing options could delay or diminish the Company's planned growth and adversely affect its profitability.

Management is of the opinion that its current working capital and anticipated funds from operations are sufficient to meet its cash requirements for moderate growth in the year ahead. However, in order to achieve the Company's plans for growth, additional capital is required.

On a long term basis, liquidity is dependent on increased revenues from
operations, additional infusions of capital and debt financing.   The Company
believes that additional capital and debt financing in the short term will allow the Company to commence its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.    For the three months ended September 30, 1998, the
Company had revenues from sales of $38,134.   The Cost of sales for that same
period was $35,597.    For the three months ended September 30, 1998,  the
Company had a net loss of $33,570.   General and administrative expenses were
$36,045 for the three months ended September 30, 1998 which consisted primarily of legal expenses of $10,500, office expense of $4,789, other expenses of $4,935, rent of $2,986, telephone of $3,903, accounting expense of $3,840 and miscellaneous expense of $5,142.

For the three months ended September 30, 1997, the Company had no revenues. For the three months ended September 30, 1997, the Company had a net loss of
$17,714.   General and administrative expenses were $17,582 for the three months ended September 30, 1998 which consisted primarily of contract labor of $8,000, rent of $4,855, telephone of $1,102, office expense of $849, accounting of $275 and miscellaneous expense of $2,451.

For the year ended June 30, 1998 the Company had a net loss of $77,857. The Company has net sales of $132,365 and cost of sales of $73,497. General and administrative expenses were $135,677 for the year ended June 30, 1998 which consisted primarily of advertising ($10,432), commissions to salesman who sold retail home improvement products ($41,201), product liability, workmen's compensation (for various locations such as Wyoming) and office insurance ($2,424), legal ($19,585), office expense ($10,834), rent ($17,004), telephone ($10,504) Officer salary and expenses ($11,435) and other miscellaneous expenses ($12,218).

Plan of Operation.   The Company, over the next twelve months intends to
operate as a specialty contractor in the management of the construction of commercial properties and retail home improvement contracts for eventual sale
to permanent financing.   The Company does not anticipate the need for
further funds should the Company raise a minimal amount of $500,000 pursuant
to the Offering.   Should less than the minimal amount be raised, the Company would pursue additional capital from borrowings, rights offerings or warrant
exercise.   The Company has no need of product research and development.
Management possesses the experience to implement its business plan.   No
significant equipment purchases are planned over the next twelve months other
than two trucks to deliver materials to job sites.   Assuming proceeds of
$500,000 or more, the Company will add a secretary, a retail operations manager and an installation manager.

The Company shall seek to maintain low operating expenses while trying to expand operations and increase operating revenues. The Company is focusing
on maintaining a low cost administrative approach.   However, increased
marketing expenses will probably occur in future periods as the Company attempts to further increase its marketing and sales efforts.

Year 2000 Compliance.  The Company has established a plan to address Year
2000 issues.   Successful implementation of this plan will eliminate any
extraordinary expenses related to the Year 2000 issue.   The Company has a
reasonable basis to conclude that the Year 2000 issue will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.


---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The principal executive officers and directors of the Company are as follows:

Name                         Position                 Term(s) of Office
W. Ross C. Corace       President, Treasurer           July 27, 1998
 age 57                      Director

Samuel C. Cummings       Senior Vice President         July 27, 1998
 age 46                     Secretary, Director

Robert L. Fedelleck          Director                  July 27, 1998
  age 54

W. Ross C. Corace has been President, Treasurer and a Director of Makepeace
Capital Corp. since July 27, 1998.   Mr. Corace was President, Treasurer and
a Director of RC Capital, Inc., a construction products company, from July
22, 1997 until it was merged into the Company in August, 1998.   Mr. Corace
was President of Foxmoor Industries, Ltd., a publicly held corporation in the business of purchasing and selling home improvement contracts from December
14, 1981 until it was purchased by General Pacific Corp. in June, 1997.   Mr.
Corace was President of Commodity Resources, Inc., a publicly held corporation in the heating business, from September 7, 1977 until completion
of its merger with Tri-Valley Oil and Gas Company in July 1981.   From 1994
to present, Mr. Corace has served as President of Meadow Run Farm, Inc., a privately held forest products company. From 1974 to present, Mr. Corace has served as President of Medusa Management Corp., a privately held investment company. Mr. Corace received a BBA degree in Business Administration from Ohio University in 1963.

Samuel C. Cummings has been Senior Vice President, Secretary and a Director
of Makepeace Capital Corp. since July 27, 1998.   Mr. Cummings was Senior
Vice President, Secretary and a Director of RC Capital, Inc., a construction products company, from July 22, 1997 until it was merged into the Company in
August, 1998.  Mr. Cummings was General Manager for America's Siding
Wholesale, a home improvement products wholesaler, from March 1997 to June
1997.   Mr. Cummings was territory manager for Kaycan Building Products, a
manufacturer of vinyl siding from September 1996 to March 1997.   Mr.
Cummings was general manager for J.E.H. Enterprises, a home improvement products wholesaler from August 1994 to June 1997.  Mr. Cummings was factory sales representative for Heartland Building products, a manufacturer of vinyl
siding, from January 1993 to June 1994.   Mr. Cummings attended San Antonio
College with a major in Business Administration.

Robert L. Fedelleck.   Mr. Fedelleck has been a Director of Makepeace Capital
Corp. since July 27, 1998. Mr. Fedelleck was a Director of RC Capital, Inc.,
a construction products company, from January 2, 1998 until it was merged
into the Company in July, 1998.   From May of 1998 to present, Mr. Fedelleck
has been vice-president of Professional Siding, Inc., a Denver based
commercial siding and window company.   From 1971 to May, 1998, Mr. Fedelleck
was President and sole owner of Three Crowns Distributing, Inc., a Denver
based retail home improvement siding and window company.   Mr. Fedelleck
received his high school diploma from Central High School in Grand Junction,
Colorado.

                                    SUMMARY COMPENSATION TABLE

                                                                             Long Term Compensation
                       Annual Compensation                             Awards                 Payouts
(a)                    (b)              (c)        (d)        (e)        (f)          (g)       (h)        (i)
                                                             Other                                         All
Name                                                         Annual   Restricted                LTIP      Other
and                                                          Compen-    Stock       Options/    Pay-     Compen-
Principal                              Salary     Bonus      sation     Awards       SARs       Outs     sation
Position(1)            Year             ($)        ($)        ($)        ($)          ($)       ($)        ($)

W. Ross C. Corace
President/CEO          1998               -         -          -          -            -          -         -

Samuel Cummings
Secretary              1998            $52,000      -          -          -            -          -         -

Board of Directors Compensation. Members of the Board of Directors will receive $500 per meeting if said Directors are not separately compensated by the Company and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Company. Director liability insurance may be provided to all members of the Board of Directors. The Company has not yet obtained such insurance and does
not have any specifics for available cost and coverage.   The Company does
not have a specific time frame to obtain the insurance.   No differentiation
is made in the compensation of "outside directors" and those officers of the Company serving in that capacity.

Conflicts of Interest Policy. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. The Bylaws of the Company provide that no such transactions by the Company shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof which approves such transactions.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Texas, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of The Texas Business Corporation Act and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Subject to the provisions of Texas Revised Civil Statues and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:
1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;
2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues. INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

Merger with RC Capital, Inc. On August 28, 1998, RC Capital, Inc., a Colorado
corporation was merged into the Company.   Prior to this acquisition, the
Company had no significant business activity.   At the time of the merger,
there were 1,000 Common Shares of RC Capital, Inc. outstanding held by Geneva
A. Corace, wife of the current Company's president.  These Common Shares were
exchanged for 10,000 B Units in the Company.   Just prior to the merger,
Gencorp Enterprises, Inc. purchased 3,200,000 Common Shares and 10,000 Preferred Shares of the Company or 91.43% of the outstanding common stock from its principal shareholder, Associates Consulting Group for $30,000. Mr.
W. Ross C. Corace is not an officer or director or principal shareholder of
Gencorp Enterprises, Inc.   At the time the change of control and subsequent
merger were originally negotiated, there was not any relationship between the Company (or its management or principal security holders) and RC Capital, Inc. (or its management or principal security holders).

Preferred Shares retired.   In August 1998, Gencorp Enterprises, Inc., a
company controlled by Geneva A. Corace, wife of W. Ross C. Corace, agreed to return 10,000 Series C Preferred Shares to the treasury of the Company.
These Preferred Shares represented the right to vote 50% of all shares in a vote of directors. This was based on a business decision of Gencorp Enterprises, Inc. that it already had control and wanted to simplify the outstanding capital structure of the Company. These 10,000 Series C Preferred Shares have been canceled on the books and records of the Company.

During the year ended June 30, 1998, the Company (on a proforma basis) received gross cash working capital advances from W. Ross C. Corace, its president amounting to $41,612 and made cash repayments of the advances
aggregating $37,346.   The balance of the advances at September 30, 1998
amounted to $7,216 and is being repaid currently without interest.    These
advances were used for commissions to salesmen who sold retail home improvement products ($41,201) and miscellaneous expenses ($411).

During the year ended June 30, 1998, the Company (on a proforma basis) received gross cash working capital advances from Meadow Run Farm, Inc., an entity controlled by the Company's president, amounting to $155,591. The balance of the advances outstanding at September 30, 1998 is $55,591 and is
expected to be repaid currently without interest.   These advances were used
for general and administrative expenses consisting of advertising ($40,432), product liability, workmen's compensation and office insurance ($2,424), legal $(19,585), office expense ($10,934), rent ($17,004), telephone($411)
and cash repayments of advances to its president, W. Ross C. Corace ($37,346) leaving a balance of $57,220 as cash in the bank.

Additionally, during the year ended June 30, 1998, the Company, (on a proforma basis) made a $9,000 cash advance to Medusa Management, an entity controlled by the Company's president. The $9,000 balance of the uncollateralized advance has been offset from loan payable - officers for the quarter ended September 30, 1998.

Joint Venture Agreement with Officer and Director.   On August 7, 1997, RC
Capital entered into a joint venture agreement with Sam Cummings, an officer and director of the Company. Pursuant to the agreement, Mr. Cummings provides services relating to the home improvement business and application of siding. The agreement may be terminated at any time upon mutual agreement
of the parties.   RC Capital agreed to fund its division, Commercial Exterior
Consultants, with $25,000 in consideration of duties to be perform by Mr.
Cummings.   Said investment of $25,000 plus any additional investment
entitles RC Capital to the direct payment of 50% of profits of its division,
Commercial Exterior Consultants, excluding Mr. Cummings salary.   Any capital
contributed in excess of $25,000 is to be returned before distribution of profits. Mr. Cummings and the Company have verbally agreed to terminate the agreement upon the conclusion of the primary offering and execute a three
year employment contract with Mr. Cummings.   At this point, the Company will
receive 100% of any profits generated from its division, Commercial Exterior Consultants.

Independent Contractor Agreement.   On May 1, 1998, Commercial Exterior
Consultants, Sam Cummings and U.S. Building Supply, Inc. entered into an
independent contractor agreement.    Mr. Cummings is an officer and director
of the Company.   Pursuant to the agreement, Mr. Cummings works as a
consultant in the aiding and assisting in the bidding and procurement of the sale of building materials, windows and related products, to contractors, builders and remodelers, specifically, but not limited to large building
projects.   Mr. Cummings works an average of 20 hours per week pursuant to this agreement. The term of the agreement commenced May 1, 1998 and ends on May 1, 1999. A term of an additional year may be mutually agreed to by the
parties.   U.S. Building Supply, Inc. paid Commercial Exterior Consultants a
$4,000 retainer and pays 5% of any and all collected gross sales that maintain a minimum of 15% gross profits or more. Commercial Exterior Consultants is charged back for any gross sales not collected by the Company in a reasonable amount of time.

----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 3,575,000 Common Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

COMMON SHAREHOLDINGS
---------------------
                   Shareholdings at Date of
                      This Memorandum

                                                                              Percentage of
                                                                               Outstanding
                                                                                Shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number & Class            Prior to               of the
Name and Address                  of Shares(1)              Offering              Offering


W. Ross C Corace                     100,000                  2.80%               2.45%
1570 S. York Street                 3,118,796(2)             87.24%              76.53%
Denver, Colorado 80210                10,000(3)                .28%                .25%
                                     446,572(3)                 (3)                .05%
                                      50,000(4)              1.40%                   0%
                                      50,000(4)                 (4)                 0%

Geneva A. Corace(2)(3)                10,000(3)                .28%                .25%
1570 S. York Street                3,118,796(2)              87.24%              76.53%
Denver, Colorado 80210               100,000(2)               2.80%               2.45%
                                     446,572(2)                 (2)                .05%

Samuel C. Cummings                    25,000                   .70%                .61%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck                   20,000                   .56%                .49%
318 S. 24th Avenue
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)       3,118,796(2)              87.24%              76.53%
1660 South Albion Street, #723
Denver, Colorado 80222

Meadow Run Farm, Inc.                 50,000(1)               1.40%                   0%

All Officers and Directors
as a Group (3 persons)             3,273,796                  91.57%              80.34%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract,
arrangement, understanding, relationship or otherwise.   Unless otherwise
indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2) Gencorp Enterprises, Inc. is controlled by Geneva A. Corace, wife of W. Ross C. Corace, the Company's President. As a result, Mr. Corace and Geneva
A. Corace would be deemed to be the beneficial owners of these Common Shares. The shares underlying the A Warrants are exercisable within 60 days and are
deemed beneficially owned by their holder.   Assuming all of the 446,572 B
Warrants and 446,572 C Warrants owned by Gencorp Enterprises, Inc. were exercised, Gencorp Enterprises, Inc. would directly own 4,011,940 Common

Shares (45.33%).   Geneva A. Corace and W. Ross C. Corace would indirectly
and directly own a total of 4,121,940 Common Shares or .46.58% of the then outstanding 8,850,000 Common Shares assuming all A, B and C Warrants were exercised.

(3) Geneva A. Corace is wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of these Common Shares. The shares underlying the A Warrants are exercisable within
60 days and are deemed beneficially owned by their holder.   Assuming all of
the 10,000 A Warrants owned by Geneva A. Corace were exercised, Geneva A. Corace and W. Ross C. Corace would indirectly and directly own a total of 4,171,940 Common Shares or .47.14% of the then outstanding 8,850,000 Common Shares assuming all A, B and C Warrants were exercised.

(4) Meadow Run Farms, Inc. is controlled by W. Ross. C. Corace, the Company's
president.   As a result, Mr. Corace would be deemed to be the beneficial owner of 50,000 Common Shares and 50,000 A Warrants held by Meadow Run Farms, Inc. Assuming all of the 50,000 A Warrants were exercised W. Ross C. Corace would indirectly and directly own a total of 4,171,940 or 47.14% of the then outstanding 8,850,000 Common Shares assuming all A, B and C Warrants were exercised

There are currently 1,475,000 A Warrants outstanding. The following tabulates holdings of A Warrants of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the A Warrants and, in addition, by all directors and officers of the Company individually and as a group.

A WARRANT HOLDINGS
-------------------

                                                                              Percentage of
                                                                               Outstanding
                                                                                Shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number of                prior to               of the
Name and Address                  A Warrants(1)             Offering            Offering


W. Ross C Corace
1570 S. York Street                  446,572(1)              30.28%              22.61%
Denver, Colorado 80210                10,000(2)                .68%                .51%
                                      50,000(3)              29.50                   0%

Geneva A. Corace                      10,000                   .68%                .51%
1570 S. York Street                  446,572(1)              30.28%              22.61%
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street, Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.            446,572                 30.28%              22.61%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.                 597,436                 40.50%                  0%
2618 SW 23rd Terrace, Suite 102      355,992(4)              24.14%                  0%
Fort Lauderdale, FL 33312

American Prepaid
   Legal Services, Inc.              355,992                 24.14%                  0%
2618 SW 23rd Terrace, Suite 102      597,436(4)              40.50%                  0%
Fort Lauderdale, FL 33312

All Officers and Directors
as a Group (3 persons)             456,572(1)                 30.86%              23.12%

(1) Gencorp Enterprises, Inc. is controlled by Geneva A. Corace, wife of W. Ross C. Corace, the Company's President. As a result, Mr. Corace and Geneva
A. Corace would be deemed to be the beneficial owners of these A Warrants.

(2) Geneva A. Corace is the wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of the A Warrants.

(3)Meadow Run Farms, Inc. is controlled by W. Ross. C. Corace, the Company's
president.   As a result, Mr. Corace would be deemed to be the beneficial owner of the A Warrants.

(4)Lorain and American have common officer and director and would be deemed a "group" as used in Item 403 of Regulation SB of the Securities Act of 1933.

B WARRANT HOLDINGS
-------------------

There are currently 1,400,000 B Warrants outstanding. The following tabulates holdings of B Warrants of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the B Warrants and, in addition, by all directors and officers of the Company individually and as a group.

W. Ross C Corace
1570 S. York Street                  446,572(1)              31.90%              31.90%
Denver, Colorado 80210

Geneva A. Corace(2)(3)               446,572(1)              31.90%              31.90%
1570 S. York Street
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(2)         446,572(1)              31.90%              31.90%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.                  597,436                 42.67%             42.67%
2618 SW 23rd Terrace, Suite 102       355,992(3)              25.43%             25.43%
Fort Lauderdale, FL 3331

American Prepaid
   Legal Services, Inc.              355,992                 25.43%              25.43%
2618 SW 23rd Terrace, Suite 102      597,436(3)              42.67%              42.67%
Fort Lauderdale, FL 33312

All Officers and Directors
as a Group (3 persons)              446,572                  31.90%              31.90%

(1) Geneva A. Corace is wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of the B Warrants.

(2) Gencorp Enterprises, Inc. is controlled by Geneva A. Corace, wife of W. Ross C. Corace, the Company's President. As a result, Mr. Corace and Geneva
A. Corace would be deemed to be the beneficial owners of these B Warrants.

(3)Lorain and American have common officer and director and would be deemed a "group" as used in Item 403 of Regulation SB of the Securities Act of 1933.

C WARRANT HOLDINGS
-------------------

There are currently 1,400,000 C Warrants outstanding. The following tabulates holdings of C Warrants of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the C Warrants and, in addition, by all directors and officers of the Company individually and as a group.

W. Ross C Corace
1570 S. York Street                  446,572(1)              31.90%              31.90%
Denver, Colorado 80210

Geneva A. Corace(2)(3)               446,572(1)              31.90%              31.90%
1570 S. York Street
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)         446,572(1)              31.90%              31.90%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.                 597,436                 42.67%              42.67%
2618 SW 23rd Terrace, Suite 102      355,992(4)              25.43%         25.43%
Fort Lauderdale, FL 33312

American Prepaid
   Legal Services, Inc.              355,992                 25.43%              25.43%
2618 SW 23rd Terrace, Suite 102      597,436(4)              42.67%              42.67%
Fort Lauderdale, FL 33312

All Officers and Directors
as a Group (3 persons)               446,572                 31.90%              31.90%

(1) Gencorp Enterprises, Inc. is controlled by Geneva A. Corace, wife of W. Ross C. Corace, the Company's President. As a result, Mr. Corace and Geneva
A. Corace would be deemed to be the beneficial owners of these C Warrants.

(2) Geneva A. Corace is wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of the C Warrants.

(3)Meadow Run Farms, Inc. is controlled by W. Ross. C. Corace, the Company's
president.   As a result, Mr. Corace would be deemed to be the beneficial owner of the C Warrants.

(4)Lorain and American have common officer and director and would be deemed a "group" as used in Item 403 of Regulation SB of the Securities Act of 1933.


----------------------------------------------------------
         SHARES ELIGIBLE FOR FUTURE SALE
----------------------------------------------------------

The Company currently has 3,575,000 shares of Common Stock outstanding. Of these, 3,063,796 Common Shares will be "restricted securities" after the offering and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of the Company's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an
affiliate of the Company may sell is not so limited.   Nonaffiliates may each
sell without limitation shares held for three years. The Company will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of the Company's
Shares in the over-the-counter market, should a market develop.   Prior to
this offering there has been no public market for the Common Stock of the
Company.   The effect, if any, of a public trading market or the availability of shares for sale at prevailing market prices cannot be predicted. Nevertheless, sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.


----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED	STOCKHOLDER MATTERS
----------------------------------------------------------

Prior to this Offering, there has been no market for the Company's common
stock.   Upon successful completion of this offering, the Company intends to apply to have its common stock traded on the OTC Bulletin Board. If the Company is not accepted on the OTC Bulletin Board, the Company will list its Common Shares on the pink sheets.

Holders.   The approximate number of holders of record of the Company's .001 par value common stock, as of December 31, 1998 was twelve.

Dividends.   Holders of the Company's common stock are entitled to receive such dividends as may be declared by its Board of Directors.

Broker-Dealer Sales of Company Securities.    Until the Company successfully
obtains a listing on the NASDAQ quotation system, if ever, the Company's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual
income exceeding $200,000 or $300,000 jointly with their spouse).   For
transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph
(ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written
statement.   A designated security means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
(iii) that has a price of five dollars or more or . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market.

The Company's securities will likely trade below $5.00 and such securities will be subject to the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to
100,000,000 Common Shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock. There are presently outstanding 3,575,000 Common Shares. As a result, up to 4,325,000 Common Shares will be outstanding upon completion of this Offering.

Holders of Common Shares of the Company are entitled to cast one vote for
each share held at all shareholders meetings for all purposes.   There are no
cumulative voting rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Preferred Stock.   The Company is authorized to issue 20,000,000 shares of
preferred stock, par value of $.001. The preferred stock is divided into Series A, Series B and Series C preferred stock which shall have all the same rights and privileges except voting rights as expressly set forth below:

   Series A preferred shares which consist of 10,000,000 shares, have no voting rights.

   Series B preferred shares which consist of 9,990,000 shares, have no voting rights.

   Series C preferred shares which consist of 10,000 shares, are entitled to vote fifty (50% percent of the stockholder voting rights. Each holder of preferred stock, Series C, shall be entitled to one vote for each share of preferred stock, Series C, held.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of the Company, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed and the Articles of Incorporation shall not be amended in this particular.

B Units. The Company has authorized the issuance of 860,000 B Units.  There
are currently outstanding 75,000 B Units.   Each B Unit consists of One
Common Share of the Company and one A Warrant.

Warrants.    The Company authorized the issuance of 2,260,000 A Warrants,
1,400,000 B Warrants and 1,400,000 C Warrants. There are currently outstanding, 1,475,000 A Warrants, 1,400,000 B Warrants and 1,400,000 C
Warrants.    The A Warrants are exercisable into one common share at the
purchase price of $5.00.   The A Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice. The B Warrants are exercisable into one common share at the
purchase price of $7.50.   The B Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per B Warrant upon thirty days notice. The C Warrants are exercisable into one common share at the
purchase price of $10.00.   The C Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per C Warrant upon thirty days notice.

Transfer Agent. Signature Stock Transfer, Inc. acts as transfer agent for the Company.

-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Texas, as amended and the representations by the management of the Company that appropriate action under Texas law has been taken by the Company.

--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

The Company is not involved in any legal proceedings as of the date of this Prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Index to Financial Statements


Independent Auditor's Report dated August 28, 1998
Balance Sheet for the year ended June 30, 1998 and
      September 30, 1998 (unaudited)
Statement of Operations for Year Ended June 30, 1998 and the three months ended September 30, 1998 and 1997
Statement of Changes in Stockholders' Equity For the Year ended June 30, 1998 and the three months ended September 30, 1998
Statements of Cash Flows For the Years Ended June 30, 1998 and 1997
      and For the three months ended September 30, 1998 and 1997
Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Makepeace Capital, Inc.
(formerly RC Capital, Inc.)


We have audited the balance sheet of Makepeace Capital, Inc. as of June 30, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Makepeace Capital, Inc. as of June 30, 1998, and the results of its operations and cash flows for year ended June 30, 1998, in conformity with generally accepted accounting principles.




                   James E. Scheifley & Associates, P.C.
                          Certified Public Accountants

Denver, Colorado
August 28, 1998

           Makepeace Capital Corp.
         (formerly RC Capital, Inc.)
               Balance Sheets

                                                June 30, 1998  September 30, 1998
                   ASSETS                                        (Unaudited)
Current assets:
  Cash                                             $   57,220    $  36,269
  Accounts receivable, related party                    9,000       30,000
                                                   ----------    ---------
      Total current assets                             66,269       66,269

Property and equipment, at cost, net of
  accumulated depreciation of $4,025                   17,951       16,847

Deferred offering costs                                  -           5,370
Deposits                                               35,000        5,600
Organization costs, net of amortization of $292         1,458        1,371
                                                   ----------     --------
                                                   $  120,629     $ 95,457
    LIABILITIES AND STOCKHOLDERS' EQUITY           ==========     ========
Current liabilities:
 Current portion of long-term debt                 $    2,430     $  2,430
  Notes payable                                        15,000         -
  Accounts payable                                      4,181        4,181
  Loan payable - related party                        155,591       55,591
  Loan payable - officer                               13,266        7,216
                                                    ---------      -------
      Total current liabilities                       190,468       69,418

Long-term debt                                          7,018        6,466

Stockholders' equity:
 Preferred stock, $.001 par value
 20,000,000 shares authorized                            -             -

 Common stock, $.001 par value,
 100,000,000 shares authorized,
  10,000 and 3,575,000 shares
  issued and outstanding, respectively                     10         3,575
 Additional paid in capital                               990       127,425
 Accumulated deficit                                  (77,857)     (111,427)
                                                    ---------       -------
                                                      (76,857)       19,573
                                                    $ 120,629      $ 95,457
                                                    =========      ========
</TAB>E



See accompanying notes to financial statements.



        Makepeace Capital Corp.
      (formerly RC Capital, Inc.)
       Statements of Operations

                                                       Three Months   Three Months
                                         Year Ended        Ended          Ended
                                          June 30,     September 30,  September 30,
                                            1998           1998           1997
                                                        (Unaudited)    (Unaudited)
Sales                                   $  132,365      $   38,134    $     -
Cost of sales                               73,497          35,597          -
                                        ----------      ----------    ----------
Gross profit                                58,868           2,537          -

Other costs and expenses:
 General and administrative                135,677          36,045        17,582
                                        ----------      ----------    ----------
(Loss) from operations                     (76,809)        (33,508)      (17,582)

Other income and (expense):
 Interest income                                80             335          -
 Interest expense                           (1,125)           (397)         (132)
                                        ----------      ----------    ----------
                                            (1,048)            (62)         (132)
                                        ----------      ----------    ----------

(Loss) before income taxes                 (77,857)        (33,570)      (17,714)
Provision for income taxes                    -               -             -
                                        ----------      ----------    ----------
  Net (loss)                            $  (77,857)     $  (33,570)   $  (17,714)
                                        ==========      ==========    ==========
Per share data
 Basic loss per share                   $   (7,78)      $     (.01)   $   (1.77)
                                        ==========      ==========    ==========

 Weighted average shares outstanding        10,000      2,365,000         10,000
                                        ==========      ==========    ==========



See accompanying notes to financial statements.

Makepeace Capital Corp.
(formerly RC Capital, Inc.)
Statement of Changes in Stockholders' Equity
For the Year Ended June 30, 1998
and Three Months Ended September 30, 1998

                                                               Additional
                                        Common Stock             Paid-in    Accumulated
                                       Shares       Amount       Capital     (Deficit)      Total
Balance at inception, July 22, 1997       -        $   -        $   -       $    -       $   -

Common stock sold for cash              10,000           10          990         -          1,000

Net (loss) for the year                   -            -            -         (77,857)    (77,857)
                                      --------     --------      --------   ---------    --------
Balance, June 30, 1998                  10,000           10           990     (77,857)    (76,857)

(Unaudited)
Reorganization of RC Capital, Inc.
 by merger with Makepeace Capital    3,500,000        3,500        (3,500)

Conversion of notes payable              7,500            8        14,992                  15,000

Conversion of related party note        50,000           50        99,950                 100,000

Common stock sold for cash              7,500             7        14,993                  15,000

Net (loss) for the quarter                                                    (33,570)    (33,570)
                                      --------     --------      --------   ---------    --------
Balance, September 30, 1998          3,575,000     $  3,575      $127,425   $(111,427)   $ 19,573
                                     =========     ========      ========   =========    ========




See accompanying notes to financial statements.



        Makepeace Capital Corp.
      (formerly RC Capital, Inc.)
        Statements of Cash Flows
                                                       Three Months  Three Months
                                          Year Ended      Ended         Ended
                                           June 30,   September 30, September 30,
                                             1998          1998          1997
                                                       (Unaudited)   (Unaudited)

Net income (loss)                         $ (77,857)    $ (33,570)    $ (17,714)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   (used in) operating activities:
   Depreciation and amortization              4,317         1,104           996
Changes in assets and liabilities:
    (Decrease) increase in other assets        -             (513)         -
    Increase (decrease) in accounts payable   4,181          -             -
                                          ---------     ---------     ---------
       Total adjustments                      8,498           591           996
                                          ---------     ---------     ---------

  Net cash (used in)
   operating activities                     (69,359)      (32,979)      (16,718)

Cash flows from investing activities:
   Increase in deposits                     (35,000)         -             -
   Payment of organization costs             (1,750)         -             -
   Loan to related party                     (9,000)                     (1,200)
   Acquisition of plant and equipment       (10,870)                    (10,601)
                                          ---------     ---------     ---------
Net cash (used in) investing activities     (56,620)         -          (11,801)

Cash flows from financing activities:
   Repayment of long-term debt               (1,658)         (552)         (174)
   Proceeds from the sale of common stock     1,000        15,000          -
   Increase in deferred offering costs         -           (5,370)         -
   Proceeds from notes payable               15,000          -             -
   Advances from related party              155,591          -           32,142
   Repayment of related party advances         -            2,950          -
   Advances from officer                     13,266          -             -
                                          ---------     ---------     ---------
  Net cash provided by
   financing activities                     183,199        12,028        31,968
                                          ---------     ---------     ---------
Increase (decrease) in cash                  57,220       (20,951)        3,449
Cash and cash equivalents,
 beginning of period                           -           57,220          -
                                          ---------     ---------     ---------
Cash and cash equivalents,
 end of period                           $   57,220     $  36,269     $   3,449
                                         ==========     =========     =========




See accompanying notes to financial statements.

Makepeace Capital, Inc.
(formerly RC Capital, Inc.)
Notes to Financial Statements
June 30, 1998
(Information presented with respect to the three months ended September 30, 1998 is unaudited)

Note 1. Organization and Summary of Significant Accounting Policies.

On August 28, 1998, RC Capital Inc., a Colorado corporation formed during July 1997, completed a merger with Makepeace Capital, Inc. (Makepeace) a Texas corporation formed on March 18, 1994 using the name American/National Trucking, Inc. Makepeace has had no business activity since its inception. The merger has been accounted for as a recapitalization of RC Capital, Inc. and the foregoing financial statements represent the operations of RC Capital, Inc. since its inception. The Company is engaged in the business of the installation of commercial and residential window and siding products in the western United States. All share and per share information provided in the financial statements and accompanying footnotes have been restated to give effect to the recapitalization.

The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 1997, included elsewhere herein.


     Property, Plant and Equipment:
Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and equipment.

     Revenue Recognition:
Revenue is recognized at the time the product is delivered or the service is performed.

     Intangible Assets:
Intangible assets consist of the costs of organizing the Company and such costs being amortized using the straight line method over a period of 5 years. Amortization expense amounted to $292 for the year ended June 30, 1998.


The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1997 and 1996 fiscal years.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Advertising costs:
Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $10,432 for the year ended June 30, 1998.

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and payables and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. Although the Company had customers during the year ended June 30, 1998 which accounted for in excess of 10% of the Company's total revenue, such customers are not expected to utilize the Company's services on an ongoing basis. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments


Note 2.  Property, Plant and Equipment.

Property, plant and equipment consists of the following at June 30, 1998:

Office furniture and equipment       $     6,870
Vehicle                                   15,106
                                          21,976
                                     -----------
Less accumulated depreciation             (4,025)
                                     -----------
            	                   $    17,951
                                     ===========

Depreciation charged to operations was $4,025 for the year ended June 30, 1998. The vehicles are pledged as collateral for the underlying purchase financing contract, see Note 4.


Note 3.  Deposits.

At June 30, 1998 the Company had $30,000 on deposit with its attorney as an earnest money deposit for a proposed acquisition of a public shell company known as American/National Trucking, Inc. (American) The shell company has had no significant activities to date. The deposit was fully refundable to the Company should the merger not be completed. On August 28, 1998 the merger with American, now known as Makepeace, was completed. In connection therewith, the $30,000 deposit was paid to the former shareholders of American for 3,500,000 shares (100%) of its issued and outstanding common stock.

The stock is held in the name of an entity controlled by the Company's president. The deposit has been reclassified to accounts receivable, related party and is expected to be repaid to the Company during the current year. The source of the funds used by the Company to make the deposit was from another entity controlled by the Company's president.

Note 4.  Stockholders' Equity.

During the periods covered by these financial statements the Company issued securities in reliance upon an exemption from registration with the Securities and Exchange Commission. Although the Company believes that the sales did not involve a public offering and that it did comply with the exemptions from registration, it could be liable for rescission of said sales if such exemption was found not to apply.

The Company has not received a request for rescission of shares nor does it believe that it is probable that its shareholders would pursue rescission nor prevail if such action were undertaken

During the year ended June 30, 1998 the Company issued 10,000 shares of its common stock for cash aggregating $1,000. The stock was issued to an immediate family member of the Company's president.

During the quarter ended September 30, 1998, subsequent to the merger date, the Company issued 7,500 shares of its common stock for the conversion of notes payable and 50,000 additional shares for the conversion of a portion of related party loans. The conversion rate was $2.00 per share.

Additionally, subsequent to the merger date, the Company sold 7,500 shares of its common stock to three unrelated investors for cash aggregating $15,000.

Note 5. Notes payable and long term debt.

During the year ended June 30, 1998, the Company received proceeds of notes due to two unrelated individuals amounting to $15,000. The uncollateralized notes have no stated interest rate and are expected to be repaid currently. The loans were converted to stockholders' equity subsequent to the re-capitalization with American/National Trucking, Inc., an inactive Texas corporation.

During the year ended June 30, 1998, the Company entered into a vehicle purchase contract which provides for monthly payments of $306 through August 2001. The contract bears interest at 14.5% per annum and is secured by the Company's vehicle. Aggregate amounts due under the contract are $2,269 in 1999, $3,098 in 2000, $3,320 in 2001 and $600 in 2002.

Note 6. Income taxes.

The Company has not provided for income taxes for the year ended June 30, 1998 due to an operating loss.

The Company has a net operating loss carryforward available to offset future taxable income of approximately $77,000 which expires in the year 2013.

The Company does not anticipate the utilization of the net operating loss in the near future and has established a valuation allowance for the full amount of deferred tax asset ($15,000) estimated to arise therefrom. The reserve amount increased by approximately $15,000 during the year ended June 30, 1998.

Note 7. Related Party Transactions.

During the year ended June 30, 1998, the Company received gross cash working capital advances from its president amounting to $41,612 and made cash repayments of the advances aggregating $28,346. The balance of the advances at June 30, 1998 amounted to $13,266 and is expected to be repaid currently without interest. During the quarter ended September 30, 1998, the Company's president advanced an additional $2,950 to the Company and arranged for an offset of $9,000 advanced to an entity under his control to reduce the balance of the outstanding officer loans to $$7,216 at September 30, 1998.

During the year ended June 30, 1998, the Company received gross cash working capital advances from an entity controlled by the Company's president amounting to $155,591. The balance of the advances outstanding at June 30, 1998 is expected to be repaid currently without interest. During the quarter ended September 30, 1998, $100,000 of these advances was converted to stockholders' equity in connection with the re-capitalization with American/National Trucking, Inc., an inactive Texas corporation.

Additionally, during the year ended June 30, 1998, the Company made a $9,000 cash advance to an entity controlled by the Company's president. The balance of the uncollateralized advance was offset against officer advances to the Company as described above.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of the Company provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Texas law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Texas law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Makepeace Capital Corp. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                      3,701.45
State Securities Laws (Blue Sky) Fees and Expenses            3,500.00
Printing and Engraving Fees                                   7,500.00
Legal Fees                                                   20,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                         1,500.00
Miscellaneous                                                 2,500.00

Total                                                       $43,701.45

Item 26.	Recent Sales of Unregistered Securities.

In August, 1998, pursuant to the merger with RC Capital, Inc., the Company issued 10,000 B Units to Geneva Corace, sole shareholder of RC Capital, Inc.
Each B Unit consisted of One common share and 5 A warrants.   This issuance
was made to a sophisticated individual pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

In August, 1998, the Company conducted an offering pursuant to Rule 504 of the Securities Act of 1933 at an offering price of $2.00 per B Unit. The Company sold $130,000 to the following individuals or entities.

Name                             Total Number                     cash
                                  of B Units      Date Issued     payment

Meadow Run Farm, Inc.            50,000       August 28, 1998    $100,000
Arthur H. Bosworth                5,000       August 28, 1998     $10,000
David A. Ledden                   2,500       August 28, 1998     $5,000
Richard S. Klingenstein           2,500       August 28, 1998     $5,000
Phillip B. Foster                 2,500       August 28, 1998     $5,000
Craddock-Columbine Realty         2,500       August 31, 1998     $5,000

These sales were made pursuant to an exemption from registration pursuant to
Section 504 of Regulation D.   The offering was approved and/or exempted by
the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Item 27.	Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Certificate of Incorporation incorporated by reference to
                   Form SB-2 filed September 8, 1998
(3.1)             Bylaws incorporated by reference to Form SB-2 filed
                   September 8, 1998
(3.2)             Articles of Merger between the Company and RC Capital,
                  Inc., effective August 28, 1998 incorporated by reference
                   to Form SB-2 filed September 8, 1998
(4)               Specimen certificate for Common Stock incorporated by
                   reference to Form SB-2 filed September 8, 1998
(4.1)             Specimen Warrant certificate incorporated by reference to
                   Form SB-2 filed September 8, 1998
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the Prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            Joint Venture Agreement between Samuel C. Cummings and RC
                  Capital, Inc. dated August 7, 1997 incorporated by
                    reference to Form SB-2 filed September 8, 1998
(10.2)            Independent Contractor Agreement between Commercial
                  Exterior, Sam Cummings and U.S. Building Supply, Inc. dated
                  May 1, 1998 incorporated by reference to Form SB-2 filed
                    September 8, 1998
(10.3)            Form of Lock up Agreement regarding Common Stock
(10.4)            Form of Lock Up Agreement regarding Warrants
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.	Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 15th day of January, 1999.

                                       Makepeace Capital Corp.


                                        /s/ W. Ross C. Corace
                                        --------------------------------
                                        By: W. Ross C. Corace , President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                               Capacity                   Date


/s/W. Ross C. Corace          Principal Executive Officer   January 15, 1999
-------------------           Principal Financial Officer
W. Ross C. Corace                  Controller/Director

/s/Samuel C. Cummings                  Director             January 15, 1999
-------------------
Samuel C Cummings

/s/Robert L. Fedelleck                 Director             January 15, 1999
-------------------
Robert L. Fedelleck
